UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 13, 2012

FleetCor Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35004	72-1074903
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5445 Triangle Parkway, Suite 400, Norcross, Georgia	30092
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 449-0479

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On March 13, 2012, FleetCor Technologies, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Deutsche Bank Securities Inc. (the “Underwriter”) and entities associated with Summit Partners and Bain Capital Partners (collectively, the “Selling Stockholders”). Pursuant to the terms of the Underwriting Agreement, the Selling Stockholders agreed to sell, and the Underwriter agreed to purchase, subject to and upon terms and conditions set forth therein, an aggregate of 6,000,000 shares of the Company’s common stock (the “Offering”).

A copy of the Underwriting Agreement is attached as Exhibit 1.1 hereto and is incorporated herein by reference. On March 13, 2012, the Company issued a press release announcing the Offering. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference. On March 14, 2012, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is filed as Exhibit 99.2 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

1.1	Underwriting agreement, dated March 13, 2012, among FleetCor Technologies, Inc., the selling stockholders party thereto, and Deutsche Bank Securities Inc.

99.1	Press release dated March 13, 2012.

99.2	Press release dated March 14, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FleetCor Technologies, Inc.

March 15, 2012	By:	/s/ SEAN BOWEN
Sean Bowen
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting agreement, dated March 13, 2012, among FleetCor Technologies, Inc., the selling stockholders party thereto, and Deutsche Bank Securities Inc.

99.1	Press release dated March 13, 2012.

99.2	Press release dated March 14, 2012.